   As filed with the Securities and Exchange Commission on February 3, 1999

                                                     Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------
                               CASE CORPORATION
            (Exact name of registrant as specified in its charter)

               Delaware                             76-0433811
       (State of incorporation)        (I.R.S. Employer Identification No.)

                               700 State Street
                            Racine, Wisconsin 53404
                                (414) 636-6011
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                              Richard S. Brennan
                         General Counsel and Secretary
                               Case Corporation
                   700 State Street, Racine, Wisconsin 53404
                                (414) 636-6011
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
         Elizabeth A. Raymond                  Gerard M. Meistrell
         Mayer, Brown & Platt                Cahill Gordon & Reindel
       190 South LaSalle Street                   80 Pine Street
     Chicago, Illinois 60603-3441            New York, New York 10005
            (312) 782-0600                        (212) 701-3000

                                --------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                                           Proposed Maximum
                                            Amount       Proposed Maximum      Aggregate
        Title of Each Class of               to be        Offering Price       Offering          Amount of
      Securities to be Registered        Registered(1)      Per Unit(2)         Price(2)     Registration Fee
-------------------------------------------------------------------------------------------------------------
Debt Securities.......................   $400,000,000          100%          $400,000,000        $111,200
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

(1) If any Debt Securities are issued at an original issue discount, such greater amount as shall result in an aggregate offering price to the public which shall not exceed the amount set forth under Proposed Maximum Aggregate Offering Price, or if Debt Securities are issued in a foreign or composite currency, an equivalent amount of such foreign or composite currency.
(2) Estimated solely for the purpose of calculating the registration fee.

                                --------------
  The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
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-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to Completion, Dated February 3, 1999

PROSPECTUS


Case Corporation
700 State Street
Racine, Wisconsin 53404
(414) 636-6011

                                  $400,000,000
                                Debt Securities

                                --------------

  Case will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

                                --------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                --------------


              The date of this prospectus is               , 1999.

  You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Case has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Case is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information Case has previously filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference, is accurate as of the date on the front of those documents only. Case's business, financial condition, results of operations and prospects may have changed since such dates.

                      WHERE YOU CAN FIND MORE INFORMATION

  Case files reports, proxy statements and other information with the SEC. Case's SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Case files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

  Case has filed a registration statement on Form S-3 (the "Registration Statement") relating to the debt securities with the SEC under the Securities Act of 1933 (the "Securities Act"). For further information on Case and the debt securities, you should refer to the Registration Statement and its exhibits. This prospectus and any related prospectus supplement summarizes material provisions of contracts and other documents that Case refers you to. Since the prospectus and any related prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents. Case has included copies of these documents as exhibits to the Registration Statement or incorporated them by reference into this prospectus.

              INCORPORATION OF INFORMATION CASE FILES WITH THE SEC

  Case is "incorporating by reference" certain information it files with the SEC into this prospectus, which means:

  . incorporated documents are considered part of this prospectus;

  . Case can disclose important information to you by referring you to those documents; and

  . information that Case files with the SEC will automatically update and supersede this prospectus.

  Case incorporates by reference the documents listed below, which Case filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"):

  . Annual Report on Form 10-K for the year ended December 31, 1997,

  . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998,
    June 30, 1998 and September 30, 1998, and

  . Current Reports on Form 8-K dated June 30, 1998, July 10, 1998, September
    9, 1998, December 1, 1998, December 16, 1998, December 22, 1998 and
    January 28, 1999.

  Case also incorporates by reference each of the following documents that Case will file with the SEC after the date of the initial filing of the Registration Statement with the SEC and prior to effectiveness of the Registration Statement or after the date of this prospectus but before the end of the offering of the debt securities:

  . Reports filed under Sections 13(a) and (c) of the Exchange Act,

  . Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting, and

  . Any reports filed under Section 15(d) of the Exchange Act.

  You may request a copy of any filings referred to above, at no cost, by writing or telephoning Case at the following address:

    Case Corporation
    Attention: Kevin J. Hallagan, Associate General Counsel and Assistant Secretary
    700 State Street
    Racine, Wisconsin 53404
    Telephone: (414) 636-6011

                           FORWARD-LOOKING STATEMENTS

  Case has made forward-looking statements in this prospectus, the accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements are statements (other than statements of historical facts) that address activities, events or developments that Case expects or anticipates will or may occur in the future, including such items as business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of Case's business and operations, plans and references to future success. Forward-looking statements also include any other statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions.

  Forward-looking statements are based on certain assumptions and analyses Case has made in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors Case believes are appropriate. Whether actual results and developments will conform with Case's expectations and predictions is subject to a number of risks and uncertainties, including, among others, the following:

  . crop production and commodity prices are strongly affected by weather and can fluctuate significantly;

  . housing starts and other construction activity are sensitive to interest rates and government spending;

  . general economic and capital market conditions;

  . the cyclical nature of Case's business;

  . foreign currency movements;

  . Case's access to credit and Case's customers' access to credit;

  . political uncertainty and civil unrest in various areas of the world;

  . pricing;

  . product initiatives and other actions taken by competitors;

  . disruptions in production capacity;

  . excess inventory levels;

  . the effect of changes in laws and regulations (including government subsidies and international trade regulations);

  . changes in environmental laws; and

  . employee and labor relations.

  All of the forward-looking statements made in this prospectus and the accompanying prospectus supplement are qualified by these cautionary statements, and there can be no assurance that the actual results or developments Case has anticipated will be realized. Even if the results and developments in Case's forward-looking statements are substantially realized, there is no assurance that they will have the expected consequences to or effects on Case or its business or operations.

  Further information concerning factors that could significantly impact expected results is included in (a) the "Managements' Discussion and Analysis of Financial Condition and Results of Operations" sections of Case's Quarterly Reports on Form 10-Q as filed with the SEC for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, (b) Case's Current Reports on Form 8-K as filed with the SEC, (c) the following sections of Case's Form 10-K Annual report for 1997, as filed with the SEC: Business--Employees, Business-- Environmental Matters, Business--Significant International Operations, Business--Seasonality and Production Schedules, Business--Competition, Legal Proceedings, and Management's Discussion and Analysis of Financial Condition and Results of Operations and (d) documents Case files with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

                                  THE COMPANY

  Case Corporation ("Case" or the "Company") is a leading worldwide designer, manufacturer, marketer and distributor of farm equipment and light- to medium-sized construction equipment and offers a broad array of financial products and services.

  Case's industrial operations ("Case Industrial") manufacture, market and distribute a full line of farm equipment and light- to medium-sized construction equipment on a worldwide basis. Case's market position is particularly significant in several product categories, including loader/backhoes, skid steer loaders, large, high-horsepower farm tractors and self-propelled combines. To facilitate the sale of its products, Case Industrial offers wholesale financing to its dealers. Wholesale financing consists primarily of floorplan financing and allows dealers to maintain a representative inventory of products.

  Case's financial services operations ("Case Capital Corporation" or "Case Capital"), and its operating subsidiaries (including Case Credit Corporation) and joint ventures, provide and administer financing for the retail purchase or lease of new and used Case and other agricultural and construction equipment. Case Capital offers various types of retail financing to end-user customers to facilitate the sale or lease of Case products in the United States, Canada, Australia, Europe and Uzbekistan. In addition, Case Capital facilitates and finances the sale of insurance products to retail customers, provides financing for Case dealers and rental equipment yards and also provides other retail financing programs in North America, including a private-label credit card used by customers in North America to purchase parts, service, rentals and small wholegoods from Case dealers.

                                USE OF PROCEEDS

  Except as otherwise set forth in the prospectus supplement relating to a specific issuance of debt securities, the net proceeds to be received by Case from the sale of the debt securities will be used for general corporate purposes, including repayment of indebtedness, expansion of existing businesses and investments in related business opportunities as they may arise. Pending such use, Case may temporarily invest the net proceeds in short-term instruments.

                       RATIO OF EARNINGS TO FIXED CHARGES

  The ratio of earnings to fixed charges for Case is set forth below for the periods indicated.

       Nine Months
          Ended                         Year Ended December 31
      September 30,        --------------------------------------------------------------------------
          1998             1997            1996            1995            1994            1993
      -------------        ----            ----            ----            ----            ----
          3.07x            4.15x           3.96x           3.17x           2.45x           1.18x

  For the computation of the ratio of earnings to fixed charges, "earnings" has been calculated by adding income (loss) before taxes, cumulative effect of changes in accounting principles and extraordinary items, interest expense, fixed charges of unconsolidated subsidiaries and the portion of rents representative of an interest factor and amortization of capitalized debt expense. Fixed charges consist of interest expense, interest capitalized, fixed charges of unconsolidated subsidiaries, the portion of rents representative of an interest factor and amortization of capitalized debt expense.

                           DESCRIPTION OF SECURITIES

  The Securities will be issued under an Indenture (the "Indenture"), dated as of July 31, 1995, between Case and The Bank of New York, as Trustee (the "Trustee"), a copy of which is incorporated by reference into the Registration Statement. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference. As used in this section or in any description of the Indenture, references to "Case" or "the Company" refer to Case Corporation and not its subsidiaries.

  The following sets forth certain general terms and provisions of the Securities. The particular terms of the Securities offered by any prospectus supplement (the "Offered Securities") will be described in the prospectus supplement relating to such Offered Securities (the "Applicable Prospectus Supplement").

General

  The Indenture does not limit the amount of Securities that may be issued thereunder. Securities may be issued under the Indenture from time to time in one or more series. The Securities will be unsecured obligations of Case. They will rank equally and ratably with Case's other unsecured obligations.

  Unless otherwise indicated in the Applicable Prospectus Supplement, principal, premium, if any, and interest on the Securities will be payable, and the transfer of Securities will be registrable, at the office or agency to be maintained by Case in New York, New York, and at any other office or agency maintained by Case for such purpose. The Securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the Applicable Prospectus Supplement, in denominations of $1,000 or integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the Securities, but Case may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  The Applicable Prospectus Supplement will describe the following terms of the Offered Securities:

    (1) the title of the Offered Securities;

    (2) any limit on the aggregate principal amount of the Offered
  Securities;

    (3) the Person to whom any interest on the Offered Securities will be payable, if other than the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

    (4) the date or dates on which the principal of the Offered Securities is payable;

    (5) the rate or rates (which may be fixed or variable) at which the Offered Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

    (6) the place or places where the principal of and any premium and interest on the Offered Securities will be payable;

    (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of Case;

    (8) the obligation, if any, of Case to redeem, purchase or repay the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

    (9) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the Offered Securities shall be issuable;

    (10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Offered Securities will be payable if other than the currency of the United States of America;

    (11) if the amount of payments of principal of or any premium or interest on any Offered Securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

    (12) if the principal of or any premium or interest on any Offered Securities is to be payable, at the election of Case or a Holder thereof, in one or more currencies or currency units other than that or those in which the Offered Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the Offered Securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

    (13) the applicability, if any, of the provisions described under "-- Defeasance and Covenant Defeasance;"

    (14) whether the Offered Securities will be issuable, in whole or in part, in the form of one or more Book-Entry Securities as described under "Book-Entry Securities," and, in such case, the depository appointed by the Company with respect to the Offered Securities and the circumstances under which the Book-Entry Security may be registered for transfer or exchange or authenticated and delivered in the name of a Person other than such depository or its nominee;

    (15) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities which will be payable upon declaration of acceleration of the Maturity thereof; and

    (16) any other terms of the Offered Securities.

  The Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to Original Issue Discount Securities and any Securities treated as having been issued with original issue discount for Federal income tax purposes will be described in the Applicable Prospectus Supplement. "Original Issue Discount Securities" means any Security which provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture does not contain covenants or other provisions designed to afford holders of the Securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Book-Entry Securities

  Unless otherwise provided in the Applicable Prospectus Supplement, the Securities will be represented by one or more certificates (the "Global Securities"). The Global Security representing Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or other successor depository appointed by Case (DTC or such other depository being the "Depository") and registered in the name of the Depository or its nominee. Unless otherwise provided in the Applicable Prospectus Supplement, Securities will not be issued in definitive form. If the aggregate principal amount of any issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

  Upon the issuance by Case of Securities represented by a Global Security, purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

  So long as the Depository for the Global Security, or its nominee, is the registered owner of the Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in Securities represented by the Global Security will not be entitled to have Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

  To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Case as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Payments of principal, of premium, if any, and interest on the Securities represented by the Global Security registered in the name of DTC or its nominee will be made by Case through the Trustee under the Indenture or a paying agent (the "Paying Agent"), which may also be the Trustee under the Indenture, to DTC or its nominee, as the case may be, as the registered owner of the Global Security. Neither Case, the Trustee, nor the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Case has been advised that DTC, upon receipt of any payment of principal, premium, if any, and interest in respect of a Global Security, will credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent or Case, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of Case or the Paying Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

  If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by Case within 90 days, Case will issue certificated notes in exchange for the Securities represented by such Global Security.

  Case has been informed by DTC that its management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." Case has also been informed by DTC that its has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payments of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. According to DTC, this program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC has informed Case that its plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, Case has been informed by DTC that its ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provisions of services, including telecommunications and electrical utility service providers, among others. DTC has informed Case that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (a) impress upon them the importance of such services being Year 2000 compliant; and (b) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has informed Case that it is in the process of developing such contingency plans as it deems appropriate.

  According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that Case believes to be reliable, but Case takes no responsibility for the accuracy thereof.

Certain Covenants of Case

  Limitations on Secured Funded Debt. The Indenture provides that Case will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Funded Debt, without effectively providing that the Outstanding Securities (together with, if Case shall so determine, any other Indebtedness of Case or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Outstanding Securities) will be secured equally and ratably with (or prior to) such Secured Funded Debt.

  This limitation is not applicable if, after giving effect to such Secured Funded Debt, the sum of the aggregate amount of all outstanding Secured Funded Debt of Case and its Restricted Subsidiaries together with all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (6) inclusive described under "--Restrictions Upon Sales and Leasebacks" below) would not exceed 15% of Consolidated Net Tangible Assets of Case and its Restricted Subsidiaries.

  Furthermore, this limitation on Secured Funded Debt does not apply to, and there will be excluded from Secured Funded Debt in any computation under such restriction, Funded Debt secured by:

    (1) Liens on property of any corporation existing at the time such corporation becomes a Subsidiary;

    (2) Liens on property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by Case or any Restricted Subsidiary;

    (3) Liens on property acquired (or constructed) after the date of the Indenture by Case or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

    (4) Liens in favor of Case or any Restricted Subsidiary;

    (5) Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

    (6) Liens incurred or assumed in connection with an issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code;

    (7) Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;

    (8) Liens incurred (no matter when created) in connection with Case's or a Restricted Subsidiary's engaging in leveraged or single-investor lease transactions; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of Case or such Restricted Subsidiary;

    (9) Liens under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of Case or any Restricted Subsidiary, or deposits of cash or obligations of the United States of

  America to secure surety and appeal bonds to which Case or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers' or other employees', carriers', warehousemen's, mechanics', materialmen's and vendors' Liens and Liens arising out of judgments or awards against Case or any Restricted Subsidiary with respect to which Case or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by Case or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of Case, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of Case and its Restricted Subsidiaries;

    (10) Liens incurred to finance construction, alteration or repair of any Principal Property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair; or

    (11) any extension, renewal, refunding or replacement of the foregoing.

  "Attributable Debt" means, as to any particular lease under which either Case or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date. The discount rate is the rate per annum equivalent to the greater of (a) the weighted-average Yield to Maturity (as defined in the Indenture) of the Outstanding Securities, such average being weighted by the principal amount of the Outstanding Securities of each series or, in the case of Original Issue Discount Securities (as defined in the Indenture), such amount to be the principal amount of such outstanding Original Issue Discount Securities that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to the Indenture and (b) the interest rate inherent in such lease (as determined in good faith by Case), both to be compounded semi-annually.

  "Consolidated Industrial Tangible Assets" means, at any date, the total assets appearing on the most recent industrial consolidated balance sheet of Case and its Restricted Subsidiaries (other than Credit Subsidiaries) as at the end of the fiscal quarter of Case ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less Intangible Assets.

  "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recent consolidated balance sheet of Case and its Restricted Subsidiaries as at the end of the fiscal quarter of Case ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities (due within one year) as shown on such balance sheet, (b) applicable reserves, (c) investments in and advances to Unrestricted Subsidiaries, which are Subsidiaries that are consolidated on the consolidated balance sheet of Case and its Subsidiaries, and (d) Intangible Assets and liabilities relating thereto.

  "Credit Subsidiary" means Case Credit Corporation and its Subsidiaries and any other Subsidiary (which will include, without limitation, any Securitization Subsidiary) the principal business of which consists of financing or assisting in financing (a) Case's dealers or distributors or (b) the acquisition or disposition of products, directly or indirectly, by dealers, distributors or retail customers. Credit Subsidiaries will not include Case Wholesale Receivables Inc. and its successors or assigns and any other Securitization Subsidiary that is a direct or indirect Subsidiary of Case Corporation and not of Case Credit Corporation.

  "Funded Debt" means (a) any indebtedness of Case or a Restricted Subsidiary maturing more than 12 months after the time of computation thereof, (b) guarantees of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (c) in the case of any Restricted Subsidiary all preferred stock of such Restricted Subsidiary, and (d) all Capital Lease Obligations (as defined in the Indenture).

  "Indebtedness" means, at any date, without duplication, (a) all obligations for borrowed money of Case or a Restricted Subsidiary of Case or any other indebtedness of Case or a Restricted Subsidiary of Case, evidenced by bonds, debentures, notes or other similar instruments, and (b) Funded Debt, except such obligations and other indebtedness of Case or a Restricted Subsidiary of Case and Funded Debt, if any, incurred as a part of a Securitization Transaction.

  "Intangible Assets" means, at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of Case and its Restricted Subsidiaries as at the end of the fiscal quarter of Case ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (a) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (b) organizational and development costs; (c) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (d) unamortized debt discount and expense, less unamortized premium.

  "Liens" means such pledges, mortgages, security interests and other liens on any Principal Property of Case or a Restricted Subsidiary which secure Secured Funded Debt.

  "Outstanding Securities" means all Securities previously authenticated and delivered under the Indenture other than (a) Securities that have been canceled and (b) Securities for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any Paying Agent. In determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver, Securities owned by Case are deemed not to be outstanding and special rules under the Indenture are applicable to Original Issue Discount Securities and Securities not denominated in U.S. Dollars.

  "Principal Property" means any manufacturing plant or foundry located in the United States of America and owned and operated by Case or any Restricted Subsidiary on or after the date hereof, and any manufacturing equipment (as defined in the Indenture) owned by Case or any Restricted Subsidiary on or after the date hereof in such manufacturing plant.

  "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by Case or any Subsidiary of Case of property or services, and monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

  "Restricted Subsidiary" means each Subsidiary other than Unrestricted Subsidiaries.

  "Secured Funded Debt" means Funded Debt which is secured by any pledge of, or mortgage, security interest or other lien on, any Principal Property (whether owned on the date of the Indenture or thereafter acquired or created) of Case or of a Restricted Subsidiary.

  "Securities" means any indebtedness of Case issued under the Indenture.

  "Securitization Subsidiary" means a Subsidiary of Case (a) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (b) as to which no portion of the indebtedness or any other obligations of which (1) is guaranteed by Case or any

Restricted Subsidiary, or (2) subjects any property or assets of Case or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

  "Securitization Transaction" means any transaction or series of transactions that have been or may be entered into by Case or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which Case or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary or (b) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of Case or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.

  "Subsidiary" means any corporation of which at least a majority of the outstanding stock, which under ordinary circumstances (not dependent upon the happening of a contingency) has voting power to elect a majority of the board of directors of such corporation, is owned directly or indirectly by Case or by one or more Subsidiaries of Case, or by Case and one or more Subsidiaries.

  "Unrestricted Subsidiary" means each Securitization Subsidiary, Subsidiaries of each Securitization Subsidiary, and other Subsidiaries designated as Unrestricted Subsidiaries from time to time by the Board of Directors of Case. The Board of Directors of Case (a) will not designate as an Unrestricted Subsidiary any Subsidiary of Case that has a material interest in any Principal Property, (b) will not continue the designation of any Subsidiary of Case as an Unrestricted Subsidiary at any time that such Subsidiary has a material interest in any Principal Property, and (c) will not, nor will it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Principal Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary will in connection therewith be redesignated as a Restricted Subsidiary and any Lien arising in connection with any Indebtedness of such Unrestricted Subsidiary so redesignated does not extend to such Principal Property (unless the existence of such Lien would otherwise be permitted under the Indenture)).

  Restrictions Upon Sales and Leasebacks. The Indenture provides that Case will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by Case or any Restricted Subsidiary of any Principal Property of Case or any Restricted Subsidiary, which Principal Property has been or is to be sold or transferred by Case or such Restricted Subsidiary to such Person (a "sale and leaseback transaction").

  This restriction is not applicable if, after giving effect to the sale and leaseback transaction, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Secured Funded Debt (with the exception of Funded Debt secured by liens which is excluded pursuant to clauses (1) to (11) inclusive described under "Limitations on Secured Funded Debt" above) would not exceed 15% of Consolidated Net Tangible Assets.

  Furthermore, this covenant will not apply to, and there will be excluded from Attributable Debt in any computation under such restriction or under "Limitations on Secured Funded Debt" above, Attributable Debt with respect to any sale and leaseback transaction if:

    (1) Case or a Restricted Subsidiary is permitted to create Funded Debt secured by a Lien pursuant to clauses (1) to (11) inclusive described under "--Limitations on Secured Funded Debt" above on the Principal Property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the Outstanding Securities;

    (2) Case or a Restricted Subsidiary, within 270 days after the sale or transfer shall have been made, shall apply an amount in cash equal to the greater of (a) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement or (b) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by the President, the Chief Financial Officer or the Treasurer of Case) to the retirement of Secured Funded Debt of Case or any Restricted Subsidiary (other than Secured Funded Debt owned by Case or any Restricted Subsidiary);

    (3) Case or a Restricted Subsidiary applies the net proceeds of the sale or transfer of the Principal Property leased pursuant to such transaction to investment in another Principal Property within 270 days prior or subsequent to such sale or transfer; provided, however, that this exception shall apply only if such proceeds invested in such other Principal Property shall not exceed the total acquisition, repair, alteration and construction cost of Case or any Restricted Subsidiary in such other Principal Property less amounts secured by any purchase money or construction mortgages on such Principal Property;

    (4) the effective date of any such arrangement is within 270 days of the acquisition of the Principal Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later;

    (5) the lease in such sale and leaseback transaction is for a period, including renewals, of not more than three years; and

    (6) the sale and leaseback transaction is entered into between Case and a Restricted Subsidiary or between Restricted Subsidiaries.

  Restrictions on Funded Debt of Certain Restricted Subsidiaries. Case will not permit any Restricted Subsidiary (other than any Credit Subsidiary) to incur, issue, assume, guarantee or create any Funded Debt. This restriction is not applicable if, after giving effect to such Funded Debt, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries (other than the Credit Subsidiaries) would not exceed 15% of Consolidated Industrial Tangible Assets. Also, this restriction will not apply to, and there will be excluded from, Funded Debt in any computation under this restriction,
(a) Funded Debt of any corporation existing at the time such corporation becomes a Restricted Subsidiary and (b) Indebtedness among Case and its Subsidiaries and Indebtedness between Subsidiaries. Furthermore, this restriction will not prohibit the incurrence of Indebtedness in connection with any extension, renewal, refinancing, replacement or refunding (including successive extensions, renewals, refinancings, replacements and refundings), in whole or in part, of any Indebtedness of the Restricted Subsidiaries (provided that the principal amount of such Indebtedness being extended, renewed, refinanced, replaced or refunded is not increased) but any such Indebtedness shall be included in the computation of Funded Debt under this restriction.

Events of Default

  Any one of the following events will constitute an Event of Default under the Indenture with respect to Securities of any series:

    (1) failure to pay any interest on any Security of that series when due, continued for 30 days;

    (2) failure to pay principal of or any premium on any Security of that series when due;

    (3) failure to deposit any sinking fund or other payment, when due, in respect of any Security of that series;

    (4) failure to perform, or breach of, any other covenant or warranty of Case in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities thereunder other than that series) continued for 60 days after written notice as provided in the Indenture;

    (5) certain events in bankruptcy, insolvency or reorganization of Case;

    (6) a default or defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (including the Indenture), whether such Indebtedness exists at the date of the Indenture or shall thereafter be created, which default or defaults shall have resulted in such Indebtedness, in an aggregate principal amount exceeding $60 million, individually or in the aggregate, having been declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, or there having been deposited in trust a sum of money sufficient to discharge in full such Indebtedness, within a period of 30 days after there shall have been given, by registered mail, to Case by the Trustee or to Case and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series a written notice specifying such default and requiring Case to cause such Indebtedness to be discharged, cause to be deposited in trust a sum sufficient to discharge in full such Indebtedness or cause such acceleration to be rescinded or annulled; or

    (7) any other Event of Default provided with respect to Securities of that series.

  If any Event of Default with respect to the Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration.

  You should review the Applicable Prospectus Supplement relating to any series of Offered Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of such series of Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series.

  No Holder of any series of Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (b) the Holders of at least 25% in principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Security for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

  Case is required to furnish to the Trustee annually a statement as to the performance by Case of certain of its obligations under the Indenture and as to any default in such performance.

Modification and Waiver

  Modifications and amendments of the Indenture may be made by Case and the Trustee with the consent of the Holders of not less than the majority in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture and affected by the modification or amendment. No such modification or amendment may, without the consent of the Holders of all Securities affected thereby,

    (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security;

    (2) reduce the principal amount of, or the premium, if any, or (except as otherwise provided in the Applicable Prospectus Supplement) interest on, any Security (including, in the case of an Original Issue Discount Security, the amount payable upon acceleration of the maturity thereof);

    (3) change the place or currency of payment of principal of, premium, if any, or interest on any Security;

    (4) impair the right to institute suit for the enforcement of any payment on any Security on or after the Stated Maturity thereof (or in the case of redemption, on or after the Redemption Date); or

    (5) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

  The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive compliance by Case with certain restrictive provisions of the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive any past default under the Indenture, except a default in the payment of principal, premium or interest and in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected thereby.

Consolidation, Merger and Sale of Assets

  Case may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person and may not permit any Person to merge into or consolidate with Case or convey, transfer or lease its properties and assets substantially as an entirety to Case, unless:

    (1) any successor or purchaser is a corporation, partnership, or trust organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes Case's obligations on the Securities under a supplemental indenture;

    (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

    (3) if properties or assets of Case become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, Case or such successor Person, as the case may be, takes such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

    (4) Case has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

  The Indenture provides that, if such provision is made applicable to the Securities of any series pursuant to Section 3.1 of the Indenture, Case, at Case's option:

    (1) will be discharged from any and all obligations in respect of the Securities of any series (except for certain obligations to register the transfer of or exchange of Securities of such series, replace stolen, lost or mutilated Securities of such series, maintain paying agencies and hold moneys for payment in trust); or

    (2) need not comply with certain restrictive covenants of the Indenture, including those described under "--Certain Covenants of Case,"and the occurrence of an event described in clause (4) under "--Events of Default" shall no longer be an Event of Default, in each case, if Case deposits, in trust, with the Trustee money or U.S. Government Obligations, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, premium and interest, if any, on the Securities of such series on the dates such payments are due (which may include one or more redemption dates designated by Case) in accordance with the terms of the Securities of such series. Such a trust may be established only if, among other things:

    (a) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit or on such later date specified in the Indenture in the case of certain events in bankruptcy, insolvency or reorganization of Case;

    (b) such deposit will not cause the Trustee to have any conflicting interest with respect to other securities of Case;

    (c) such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which Case is a party or by which it is bound; and

    (d) Case shall have delivered an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to Federal income tax in the same manner as if such defeasance had not occurred, which Opinion of Counsel, in the case of clause (1) above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to Case, or otherwise a change in applicable federal income tax law occurring after the date of the Indenture.

In the event Case omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Securities of any series as described under clause (2) above and the Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Securities of such series at the time of the acceleration resulting from such Event of Default. However, Case will remain liable in respect of such payments.

Concerning the Trustee

  The Bank of New York is Trustee under the Indenture. The Bank of New York is also trustee under certain indentures of Case Credit Corporation, a subsidiary of Case. The Trustee performs services for Case and its affiliates in the ordinary course of business and is a lender bank under certain credit facilities of Case and its affiliates. Case has issued under the Indenture $300,000,000 aggregate principal amount of its 7 1/4% Notes due August 1, 2005, $300,000,000 aggregate principal amount of its 7 1/4% Notes due 2016, and $300,000,000 aggregate principal amount of its 6 1/4% Notes due December 1, 2003.

                              PLAN OF DISTRIBUTION

  Case may sell the Securities being offered hereby through agents, through underwriters and through dealers, and Securities may be sold to other purchasers directly or through agents or through a combination of any such methods of sale.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  Offers to purchase Securities may be solicited by agents designated by Case from time to time. Any such agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by Case to such agent set forth, in the Applicable Prospectus Supplement. Agents may be entitled under agreements that may be entered into with Case to indemnification by Case against certain liabilities, including liabilities under the Securities Act. In addition, such agents or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, Case and/or its affiliates in the ordinary course of business. Unless otherwise indicated in the Applicable Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

  If any underwriters are utilized in the sale, Case will enter into an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction will be set forth in the Applicable Prospectus Supplement that will be used by the underwriters to make resales of the Securities in respect of which this prospectus is delivered to the public. The underwriters may be entitled under the relevant underwriting agreement to indemnification by Case against certain liabilities, including liabilities under the Securities Act. In addition, such underwriters or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, Case and/or its affiliates in the ordinary course of business.

  If dealers are utilized in the sale of the Securities in respect of which this prospectus is delivered, Case will sell such Securities to such dealers as principal. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Dealers may be entitled to indemnification by Case against certain liabilities, including liabilities under the Securities Act. In addition, such dealers or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, Case and/or its affiliates in the ordinary course of business.

  Unless otherwise indicated in the Applicable Prospectus Supplement, the Securities are not proposed to be listed on a securities exchange, and any underwriters or dealers will not be obligated to make a market in Securities. Case cannot predict the activity or liquidity of any trading in the Securities.

  If so indicated in an Applicable Prospectus Supplement, Case will authorize underwriters or agents to solicit offers by certain institutions to purchase Offered Securities from Case pursuant to delayed delivery contracts, ("Contracts") providing for payment and delivery on the date or dates stated in such prospectus supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Case. Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (b) if the Offered Securities are being sold to underwriters, Case shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

                                 LEGAL MATTERS

  Unless otherwise indicated in a supplement to this prospectus, certain legal matters in connection with the Securities offered by this prospectus will be passed upon for Case by Richard S. Brennan, General Counsel and Secretary of Case, and by Mayer, Brown & Platt, Chicago, Illinois. In addition to his positions at Case, Mr. Brennan is also a partner at Mayer, Brown & Platt. Mr. Brennan has advised Case that, at December 31 1998, he beneficially owned 34,000 shares of common stock of Case and had options to purchase 10,000 shares of common stock of Case. Unless otherwise indicated in a supplement to this prospectus, certain legal matters in connection with the Securities offered by this prospectus will be passed upon for the underwriters, dealers and agents, if any, by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    EXPERTS

  Unless otherwise indicated in a supplement to this prospectus, the audited financial statements and schedules included or incorporated by reference in this prospectus, any supplement to this prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                               INDEX TO EXHIBITS

 Exhibit
 Number                                Description
 -------                               -----------
 1(a)    Form of Underwriting Agreement
 1(b)    Form of Distribution Agreement(1)
 4       Indenture, dated as of July 31, 1995, between Case Corporation and The
         Bank of New York (including form of security) (2)
 5       Opinion of Richard S. Brennan, General Counsel and Secretary of Case
         Corporation, as to the legality of the securities being registered
 12      Computation of Ratio of Earnings to Fixed Charges
 23(a)   Consent of Arthur Andersen LLP, Independent Public Accountants for
         Case Corporation (Milwaukee, Wisconsin)
 23(b)   Consent of Richard S. Brennan, General Counsel and Secretary of Case
         Corporation (contained in Exhibit 5)
 24      Powers of attorney (contained on the signature page to this
         Registration Statement)
 25      Form T-1 Statement of eligibility under the Trust Indenture Act of
         1939 of The Bank of New York

--------
(1) To be filed as an exhibit to a current report on Form 8-K pursuant to Item 601 of Regulation S-K.
(2) Filed as Exhibit 4(c) to Case's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and incorporated herein by reference.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The table below sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions. All amounts are estimated except the SEC registration fee.

      SEC registration fee............................................ $111,200
      Blue sky fees and expenses......................................   10,000
      Printing and engraving costs....................................  200,000
      Legal fees and expenses.........................................  100,000
      Accounting fees and expenses....................................   15,000
      Rating Agencies' fees...........................................   75,000
      Trustee fees and expenses.......................................   10,000
      Miscellaneous...................................................   18,800
                                                                       --------
          Total....................................................... $540,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

  Article V of the By-Laws of the Company include the following provisions:

    Section 1. Right to Indemnification: The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent (an "indemnitee"), against all expense, liability and loss (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Subject to Section 3 of this Article V, the Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board.

    Section 2. Prepayment of Expenses: The right to indemnification conferred hereunder and all related rights shall be contract rights and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation promptly after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified hereunder or otherwise.

    Section 3. Claims: To obtain indemnification under this Article V, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as defined below), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (a) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or
  (b) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (c) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change-in-Control" as defined in the Severance Agreements (as defined on page 11 of the definitive proxy statement of the Corporation dated April 17, 1998), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made promptly after such determination.

    If a claim hereunder is not paid in full by the Corporation promptly after a written claim pursuant hereto has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

    Neither the failure of the Corporation (including its Board, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    If a determination shall have been made pursuant to these By-Laws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to the preceding paragraph. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant hereto that the indemnification procedures and presumptions of this Article V are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions thereof.

    Section 4. Nonexclusivity of Rights: The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred herein shall not be exclusive of any other right which any person may have or hereafter acquire under applicable law, the

  Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article V shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

    Section 5. Other Indemnification: The Corporation's obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person has collected as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

    Section 6. Amendment or Repeal: Any repeal or modification of the provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

    Section 7. Insurance: The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 8 of this Article V, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

  Reference is made to the Underwriting Agreement filed as Exhibit 1(a) hereto and any relevant Distribution Agreement filed as an exhibit to a current report on Form 8-K of the Corporation for a description of the indemnification arrangements in connection with any underwritten offering of securities registered hereby.

  Case has purchased insurance which purports to insure the officers and directors of Case, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.

Item 16. Exhibits.

  A list of exhibits filed herewith is contained in the index to exhibits which is incorporated herein by reference.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Racine, State of Wisconsin, on February 3, 1999.

                                          Case Corporation

                                                 /s/ Jean-Pierre Rosso
                                          By___________________________________
                                                     Jean-Pierre Rosso
                                                Chairman and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Theodore
R. French, Richard S. Brennan and Peter Hong, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----
       /s/ Jean-Pierre Rosso         Chairman and Chief Executive   February 3, 1999
____________________________________  Officer and Director
         Jean-Pierre Rosso            (Principal Executive
                                      Officer)
       /s/ Theodore R. French        President, Financial           February 3, 1999
____________________________________  Services, and Chief
         Theodore R. French           Financial Officer
                                      (Principal Financial and
                                      Accounting Officer)
         /s/ Pei-Yuan Chia           Director                       February 3, 1999
____________________________________
           Pei-Yuan Chia
      /s/ Ronald E. Goldsberry       Director                       February 3, 1999
____________________________________
        Ronald E. Goldsberry
        /s/ Jeffrey T. Grade         Director                       February 3, 1999
____________________________________
          Jeffrey T. Grade
       /s/ Thomas R. Hodgson         Director                       February 3, 1999
____________________________________
         Thomas R. Hodgson

      /s/ Katherine M. Hudson        Director                       February 3, 1999
____________________________________
        Katherine M. Hudson
        /s/ Gerald Rosenfeld         Director                       February 3, 1999
____________________________________
          Gerald Rosenfeld
      /s/ Theodore R. Tetzlaff       Director                       February 3, 1999
____________________________________
        Theodore R. Tetzlaff